UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 29, 2008
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 29, 2008, Newport Corporation (the “Registrant”) announced its financial results for the third quarter and nine months ended September 27, 2008 and its outlook for the fourth quarter of 2008. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.
This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.
Use of Non-GAAP Financial Measures
In the press release attached to this report as Exhibit 99.1, the Registrant has supplemented certain of its financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures and the reasons for their inclusion are described below. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Registrant’s financial measures prepared in accordance with GAAP.
The Registrant has provided non-GAAP measures of net income and net income per diluted share for the three and nine months ended September 27, 2008 that have been adjusted to exclude (1) $2.2 million in costs associated with profit improvement actions being taken by the Registrant including severance costs, transition costs related to the transfer of manufacturing operations and other costs; (2) a non-cash charge of $7.1 million recognized by the Registrant in the second quarter of 2008 to reflect a write-off of a note receivable and other amounts relating to a previously divested business; (3) $0.7 million recovered by the Registrant in the third quarter of 2008 on the assets previously written off; (4) $0.3 million in other costs consisting primarily of legal fees to recover such amounts; and (5) the income tax impact related to the foregoing excluded amounts. Management considers these amounts to be outside of the Registrant’s core operating results. Therefore, these amounts have been excluded with the intent of providing both management and investors with a more complete understanding of the Registrant’s underlying operational results and performance trends and a more meaningful basis for comparison of such results with the Registrant’s historical and expected financial results. In addition, these adjusted non-GAAP measures are among the primary indicators that management uses as a basis for its planning and forecasting of future periods and may also be used by management for other purposes including its evaluation of performance to determine the achievement of goals under the Registrant’s incentive plans.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 29, 2008 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2008	NEWPORT CORPORATION
	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 29, 2008 (furnished pursuant to Item 2.02 and not deemed filed).